Exhibit 1.1

[   •   ] Shares

vTv Therapeutics Inc.

Class A Common Stock

UNDERWRITING AGREEMENT

[   •   ], 2015

PIPER JAFFRAY & CO.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several
Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, NY 10019

Ladies and Gentlemen:

vTv Therapeutics Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [   •   ] shares (the “Firm Shares”) of Class A Common Stock, $[   •   ] par value per share (the “Class A Common Stock”), of the Company. The Firm Shares consist of [   •   ] authorized but unissued shares of Class A Common Stock to be issued and sold by the Company. The Company has also granted to the several Underwriters an option to purchase up to [   •   ] additional shares of Class A Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein collectively called the “Securities.”

As part of the offering contemplated by this Agreement, [   •   ] (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to [   •   ] shares for sale to the Company’s directors, employees and other parties associated with the Company (collectively, the “Directed Stock Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Stock Program”) and subject to the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Stock Program (the “Directed Stock”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Stock not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. (“Piper Jaffray”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) are acting as representatives (the “Representatives”).

In connection with the offering contemplated by this Agreement, the “Reorganization Transactions” (as such term is defined in the Registration Statement and the Time of Sale Disclosure Package (each as defined below) under the caption “Prospectus Summary—The Reorganization Transactions”) were or will be effected, pursuant to which the Company will become the voting managing member of vTv Therapeutics LLC (“vTv LLC”), a Delaware limited liability company.

1.                  Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-204951) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein at the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

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2.                  Representations and Warranties of the Company and vTv LLC

(a)                Representations and Warranties of the Company and vTv LLC. The Company and vTv LLC, jointly and severally, represent and warrant to the several Underwriters as follows:

(i)            Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s or vTv LLC’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s or vTv LLC’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The representations and warranties in this Section 2(a)(i) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(ii)           Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at any Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at any Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

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Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated [   •   ], 2015, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [   •   ]:00 **[a/p]m (Eastern time) on the date of this Agreement.

(iii)          Issuer Free Writing Prospectuses.

(A)             Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(c)(ii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B)              At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(C)              Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(iv)          Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

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(v)           Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications in accordance with the letter, dated May 14, 2015, from the Company to the Representatives. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those attached in Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)          No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company (it being understood that Testing-the-Waters Communications are not covered by the foregoing representation); provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(m) of this Agreement. In addition, except as attached in Schedule V, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement.

(vii)         Financial Statements. The financial statements of the “Predecessors” (as defined in the Registration Statement) and the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Predecessors, the Company and their respective consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s or vTv LLC’s knowledge, material future effect on the Company’s or vTv LLC’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (A) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (B) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

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(viii)        Organization and Good Standing. Each of the Company, vTv LLC and any subsidiary of the Company or vTv LLC (collectively, the “vTv Parties”) has been duly formed or organized, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable. Each of the vTv Parties has full corporate or other power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the vTv Parties, taken as a whole (“Material Adverse Effect”).

(ix)           Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (A) none of the vTv Parties has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or membership interests, as applicable, and (B) there has not been any change in the capital stock or membership interests, as applicable (other than a change in the number of outstanding shares of Class A Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock or membership interests, as applicable, of any of the vTv Parties, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the vTv Parties, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

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(x)            Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company or vTv LLC, threatened or contemplated, any action, suit or proceeding (A) to which any of the vTv Parties is a party or (B) which has as the subject thereof any officer or director of any of the vTv Parties, any employee benefit plan sponsored by any of the vTv Parties or any property or assets owned or leased by any of the vTv Parties before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company or vTv LLC to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company or vTv LLC, pending, legal, governmental or regulatory actions, suits or proceedings (A) to which any of the vTv Parties is subject or (B) which has as the subject thereof any officer or director of any of the vTv Parties, any employee plan sponsored by any of the vTv Parties or any property or assets owned or leased by any of the vTv Parties, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi)           Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company and vTv LLC, and constitutes a valid, legal and binding obligation of each of the Company and vTv LLC, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the vTv Parties pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the vTv Parties is a party or by which any of the vTv Parties is bound or to which any of the property or assets of any of the vTv Parties is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or the certificate of formation or limited liability company of vTv LLC or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over any of the vTv Parties or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company and vTv LLC each has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

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(xii)          Capitalization; the Securities; Registration Rights. As of March 31, 2015, the Predecessors had an authorized capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and, after giving effect to the Reorganization Transactions and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section of the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus entitled “Capitalization;” following the filing of the Company’s amended and restated certificate of incorporation with the State of Delaware Secretary of State, all of the issued shares of capital stock of the Company prior to the issuance of the Securities will have been duly and validly authorized and, when issued and delivered against payment of the consideration (as authorized by the board of directors of the Company), will be validly issued, fully paid and non-assessable and will conform, as of the Closing Date, in all material respects to the description of capital stock contained in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus; and, upon the effectiveness of the amended and restated limited liability company agreement of vTv LLC and after giving effect to the Reorganization Transactions, all of the issued equity interests of vTv LLC and its subsidiaries will have been duly authorized and issued and, except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, all of the issued equity interests of each subsidiary of vTv LLC are owned directly or indirectly by vTv LLC, free and clear of all liens, encumbrances, equities or claims. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there will not be any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Class A Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the any of the vTv Parties is a party or by which any of the vTv Parties is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Class A Common Stock or other securities of the Company or vTv LLC (collectively “Registration Rights”) and (C) any person to whom the Company or vTv LLC has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below).

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(xiii)         Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from any of the vTv Parties any shares of the capital stock or membership interests, as applicable, of the vTv Parties. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable stock option, stock bonus and other stock plans or arrangements (“Stock Plans”), and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xiv)         Compliance with Laws. Each of the vTv Parties holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, except as would not reasonably be expected to have a Material Adverse Effect, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and none of the vTv Parties has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and each of the vTv Parties is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not reasonably be expected to have a Material Adverse Effect.

(xv)          Ownership of Assets. Each of the vTv Parties has good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect. The property held under lease by each of the vTv Parties is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere with the conduct of the business of the Company or its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

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(xvi)         Intellectual Property. Each of the vTv Parties owns, possesses, uses pursuant to a license agreement, otherwise has the right to use or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the vTv Parties’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no liens or security interests which have been filed against any such Intellectual Property and there are no third parties who have rights to any such Intellectual Property, except for customary reversionary rights, reservation of rights (e.g., for internal research purposes) and rights for use outside of the licensed field of use of third party licensors with respect to the Intellectual Property that is disclosed in the Registration Statement as licensed by the vTv Parties. Furthermore, (A) to the knowledge of the Company and vTv LLC, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company and vTv LLC, threatened, action, suit, proceeding or claim by others challenging the vTv Parties’ rights in or to any such Intellectual Property, and the Company and vTv LLC are unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the vTv Parties, and to the knowledge of the Company and vTv LLC, the Intellectual Property licensed to the vTv Parties, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company and vTv LLC, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and vTv LLC are unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company and vTv LLC, threatened action, suit, proceeding or claim by others that the any of the vTv Parties infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others; none of the vTv Parties has received any written notice of such claim and the Company and vTv LLC are unaware of any other fact which would form a reasonable basis for any such claim; (E) to the knowledge of the Company and vTv LLC, the commercialization of any product described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as under development (as such product is described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), would not infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others; and (F) to the Company’s and vTv LLC’s knowledge, no employee of any of the vTv Parties is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the vTv Parties or actions undertaken by the employee while employed with the vTv Parties, except as such violation would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, to the Company’s and vTv LLC’s knowledge, (X) all information material to patentability under 37 C.F.R. § 1.56(b) of the claimed inventions described in the patents and patent applications of the Company and vTv LLC (“Patent Matters”) known to individuals under 37 C.F.R. § 1.56(c) associated with the filing and prosecution of the U.S. patents and U.S. patent applications described in the Patent Matters has been disclosed to the U.S. Patent and Trademark Office (the “USPTO”) in accordance with 37 C.F.R. § 1.56; and (Y) no individual under 37 C.F.R § 1.56(c) associated with the filing or prosecution of a U.S. patent or U.S. patent application described in the Patent Matters has (i) concealed any information material to patentability of a claimed invention from or (ii) made any misrepresentation to the USPTO during the prosecution of such U.S. patents or U.S. patent applications, in violation of 37 C.F.R. § 1.56. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

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(xvii)        No Violations or Defaults. None of the vTv Parties is (A) in violation of its respective charter, by-laws or other organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of any of the vTv Parties is subject, except, in the case of clause (B), for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect.

(xviii)       Taxes. The vTv Parties have timely filed all federal and all material state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes, other than any which the vTv Parties are contesting in good faith subject to adequate reserves or except where the failure to make such payments would not reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and neither the Company nor vTv LLC has any knowledge of any proposed liability for any tax to be imposed upon the properties or assets of any of the vTv Parties for which there is not an adequate reserve reflected in the Company’s or vTv LLC’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except where such liability would not reasonably be expected to have a Material Adverse Effect.

(xix)          Exchange Listing and Exchange Act Registration. The Securities have been approved for listing on the NASDAQ Capital Market upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s or vTv LLC’s officers or directors or, to the knowledge of the Company and vTv LLC, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

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(xx)           Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxi)          Internal Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxii)         No Brokers or Finders. Other than as contemplated by this Agreement, the vTv Parties have not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiii)        Insurance. Each of the vTv Parties carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as such vTv Party reasonably considers adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries except where the failure to main such insurance would not reasonably be expected to have a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the each of the vTv Parties or its business, assets, employees, officers and directors are in full force and effect except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the vTv Parties are in compliance with the terms of such policies and instruments except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; there are no claims by any of the vTv Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except as would not reasonably be expected to have a Material Adverse Effect; none of the vTv Parties has been refused any insurance coverage sought or applied for; and none of the vTv Parties has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

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(xxiv)        Investment Company Act. Neither the Company nor vTv LLC is and, after giving effect to the offering and sale of the Securities and application of the proceeds therefrom as described in the Time of Sale Disclosure Package and the Prospectus, will be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv)         Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxvi)        Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxvii)       Anti-Bribery and Anti-Money Laundering Laws. None of the vTv Parties, their affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, their participation in the offering will not violate, and each of the vTv Parties has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

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(xxviii)       OFAC .

(A)             None of the vTv Parties, nor any of their directors, officers or employees, nor, to the Company’s or vTv LLC’s knowledge, any agent, affiliate or representative of any of the vTv Parties, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor

(2)               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)              None of the vTv Parties will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)               to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)               in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)              For the past five years, none of the vTv Parties has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxix)         Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, none of the vTv Parties is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor vTv LLC is aware of any pending investigation which might lead to such a claim. None of the vTv Parties anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

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(xxx)          ERISA and Employee Benefits Matters. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (A) at no time in the six years preceding the date of this Agreement has any vTv Party maintained, sponsored, participated in or contributed to any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, including any multiple employer plan that any vTv Party could have liability for under Section 4063 or Section 4064 of ERISA, or any “multiemployer plan” as defined in Section 3(37) of ERISA; (B) no Employee Benefit Plan provides or promises, or has at any time in the six years preceding the date of this Agreement provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law; and (C) no Employee Benefit Plan is a Foreign Benefit Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code; (B) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would reasonably be expected to result in the failure of any Employee Benefit Plan to so comply; (C) no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan; (D) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; (E) since the date of any determination or opinion letter referred to in clause (D), nothing has occurred that is reasonably likely to adversely affect qualification under Section 401(a) as contemplated by clause (D); (F) no event has occurred or condition exists with respect to any Employee Benefit Plan that is expected to result in any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; and (G) no event has occurred or condition exists that is expected to subject any vTv Party to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, as a result of such vTv Party’s relationship with any of its ERISA Affiliates. None of the vTv Parties has any obligations under any collective bargaining agreement with any union. Except as would not reasonably be expected to have a Material Adverse Effect, no organization efforts are underway with respect to employees of any vTv Party. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any current or former employee, director or independent contractor of any of the vTv Parties has any present or future right to benefits and which are contributed to, sponsored by or maintained any of the vTv Parties; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means, with respect to any person, as of the applicable date of reference, any member of such person’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States of America.

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(xxxi)         Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, none of the vTv Parties has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that materially and adversely affects the exclusive right of any of the vTv Parties to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxii)        Labor Matters. No labor problem or dispute with the employees of the vTv Parties exists or is threatened or imminent, and the Company and vTv LLC are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case, that would reasonably be expected to have a Material Adverse Effect.

(xxxiii)       Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xxxiv)       DSP Compliance. Except with notice to the Representatives and compliance with applicable laws, none of the Directed Stock distributed in connection with the Directed Stock Program will be offered or sold outside of the United States.

(xxxv)        Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company and vTv LLC believe to be reliable and accurate in all material respects.

(xxxvi)       Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii)      Transaction Documents. Each of (A) the Amended and Restated Limited Liability Company Agreement of vTv LLC (the “vTv LLC Agreement”), (B) the Tax Receivable Agreement among the Company, vTv Therapeutics Holdings LLC (“Holdings”) and the other parties thereto (the “Tax Receivable Agreement”), (C) the Exchange Agreement among the Company, Holdings, certain members of the Company’s management and board of directors and the other parties thereto (the “Exchange Agreement”) and (D) the Investor Rights Agreement among the Company and Holdings (the “Investor Rights Agreement” and, together with the vTv LLC Agreement, the Tax Receivable Agreement and the Exchange Agreement, the “Transaction Documents”), has been duly authorized, and will be duly executed and delivered on or prior to the Closing Date, by each vTv Party party thereto and constitutes or will constitute a valid and legally binding agreement of each such vTv Party, enforceable against it in accordance with its terms, except in the case of each such Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Each such Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Registration Statement.

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(xxxviii)     Disclosure. The statements set forth in the Time of Sale Prospectus, the Prospectus and the Registration Statement under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Certain Relationships and Related Party Transactions—Tax Receivable Agreement,” insofar as they purport to constitute a summary of the terms of the Tax Receivable Agreement, and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, fairly summarize the matters described under such headings in all material respects.

(xxxix)        Regulatory Compliance. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, each of the vTv Parties: (A) has not received any unresolved Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (B) is and has been in compliance with applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the vTv Parties (collectively, “Health Care Laws”), and has not engaged in activities which are, as applicable, reasonable cause for civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (C) possesses all licenses, certificates, approvals, clearances, authorizations, registrations, exemptions, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and none of the vTv Parties is in violation of any term of any such Authorizations; (D) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (G) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority; and (H) has not been or currently is, and their respective officers, directors or employees or, to the Company’s knowledge, their agents or contractors, have not been or are currently, excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

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(xl)             Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the vTv Parties were and, if still pending, are being, conducted in all material respects in accordance with the applicable experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company and vTv LLC believe reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and none of the vTv Parties has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(b)               Effect of Certificates. Any certificate signed by any officer of the Company or vTv LLC and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or vTv LLC, as applicable, to each Underwriter as to the matters covered thereby.

3.                  Purchase, Sale and Delivery of Securities.

(a)                Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [   •   ] Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $[   •   ] per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

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(b)               Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to [   •   ] of the Option Shares, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice in writing by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c)                Payment and Delivery.

(i)               The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [   •   ], 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing” or “Closing Date”.

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(ii)              The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(l) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York NY 10022 (the “Closing Location”), and the Securities will be delivered to the Representatives, through the facilities of the DTC, for the account of such Underwriter, all at such Closing. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d)               Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.                  Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a)                Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion with the advice of counsel, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by written notice to the Company after having been furnished a copy a reasonable time prior to the filing.

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(b)               Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)                Continued Compliance with Securities Laws.

(i)               Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will (A) notify you promptly of such untrue statement or omission, (B) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company), as promptly as practicable, so as to correct such statement or omission or effect such compliance and (C) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(ii)              If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (A) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (B) has, as promptly as practicable, amended or will, as promptly as practicable, amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (C) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

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(d)               Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)                Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)                Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g)               Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees and reasonable and documented fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (and 50% of the cost of the chartering of airplanes), but excluding the travel expenses of the Representatives’ officers and employees in connection with the road show, which shall be borne by the Underwriters, (H) all reasonable and documented fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Stock Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Stock Program and (I) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided that in the case of clauses (C) and (E) hereof the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $7,500 and $42,500, respectively. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable and documented out-of-pocket disbursements (including but not limited to reasonable and documented fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. It is understood, however, that, except as provided in this Section 4(g), and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

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(h)               Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder, and will cause vTv LLC to apply the net proceeds it receives from the Company, for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and the Company will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(i)                 Company Lock Up. The Company will not, without the prior written consent of each of Piper Jaffray and Stifel, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, Class B common stock, par value $0.01 per share of the Company (“Class B Common Stock”), or limited liability interests in vTv LLC (the “LLC Interests”) or any securities convertible into or exercisable or exchangeable for or that represent the right to receive Class A Common Stock, Class B Common Stock or LLC Interests or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, Class B Common Stock or LLC Interest, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock, Class B Common Stock, LLC Interests or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. Notwithstanding the foregoing, this Section 4(i) shall not prohibit (i) the issuance or transfer of shares of Class B Common Stock and LLC Interests pursuant to the Reorganization Transactions, (ii) the issuance by the Company of shares of Class A Common Stock upon the conversion or exchange of Class B Common Stock and LLC Interests outstanding as of the date of this Agreement, (iii) the issuance by the Company of options to purchase shares of Class A Common Stock and other equity incentive compensation, including restricted stock or restricted stock units, under existing stock option or similar plans described in the Time of Sale Disclosure Package and in the Prospectus, (iv) the issuance of shares of Class B Common Stock or LLC Interests to any of the individuals or entities listed on Schedule II hereto who are current holders of Class B Common Stock or LLC Interest or their affiliates, as applicable, (v) any shares of Class A Common Stock issued upon the exercise of options granted under such existing stock option or similar plans described in the Time of Sale Disclosure Package and in the Prospectus, (vi) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such existing stock option or similar plans, and (vii) the issuance by the Company of Class A Common Stock or securities convertible into Class A Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto); provided that (x) the aggregate number of shares issued pursuant to clause (vii) shall not exceed five percent (5%) of the total number of outstanding shares of Class A Common Stock immediately following the issuance and sale of the Securities pursuant hereto, and (y) any recipient of such Class A Common Stock or securities convertible into Class A Common Stock, as applicable, pursuant to clauses (ii), (iv) and (vii) shall execute and deliver to the Representatives a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”).

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(j)                 Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a Lock-Up Agreement, from each individual or entity listed on Schedule II. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If each of the Representatives, in their sole discretion, agree to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representatives and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(k)               No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

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(l)                 SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities.

(m)             Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representatives, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(n)               Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the 180-day restricted period referenced to in Section 4(i) hereof.

5.                  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and each Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and vTv LLC contained herein, to the performance by each of the Company and vTv LLC of its obligations hereunder and to the following additional conditions:

(a)                Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

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(b)               Continued Compliance with Securities Laws. No Underwriter shall have advised the Company, after consulting with their counsel, that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)                Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, none of the vTv Parties shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or membership interests, as applicable; and there shall not have been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Class A Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of any of the vTv Parties (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock or membership interests of any of the vTv Parties, as applicable, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)               No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e)                Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to the Representatives and previously agreed upon with counsel to the Representatives.

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(f)                Opinion of Regulatory Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Kleinfeld, Kaplan & Becker, LLP, Regulatory counsel for the Company with respect to regulatory matters, dated such Closing Date and addressed to you in form and substance satisfactory to the Representatives and previously agreed upon with counsel to the Representatives.

(g)               Opinion of Intellectual Property Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Samuel B. Rollins, Vice President, Intellectual Property of vTv LLC, Intellectual Property counsel for the Company with respect to intellectual property matters, dated such Closing Date and addressed to you in form and substance satisfactory to the Representatives and previously agreed upon with counsel to the Representatives.

(h)               Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(i)                 Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(j)                 Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company and vTv LLC, to the effect that:

(i)               The representations and warranties of the Company and vTv LLC in this Agreement are true and correct as if made at and as of such Closing Date, and each of the Company and vTv LLC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)              No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

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(k)               Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(l)                 Other Documents. The Company and vTv LLC shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(m)             FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n)               Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.                  Indemnification and Contribution.

(a)                Indemnification by the Company and vTv LLC. The Company and vTv LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Act (a “road show”), or any communications made by the Company or its representatives (including, but not limited to, Dr. Marwan Sabbagh) at the Alzheimer’s Association International Conference in Washington D.C. in July 2015, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and vTv LLC will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or vTv LLC by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

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The Company and vTv LLC, jointly and severally, agree to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Stock Participants in connection with the Directed Stock Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Stock Participant to pay for and accept delivery of Directed Stock that the Directed Stock Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Stock Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b)               Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, vTv LLC, the affiliates, directors and officers of each of the Company and vTv LLC and each person, if any, who controls the Company and vTv LLC within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and vTv LLC may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company and vTv LLC for any legal or other expenses reasonably incurred by the Company and vTv LLC in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

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(c)                Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to the Company), and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable and documented fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Stock Program if representation of the Underwriters and the Designated Entities by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)               Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or vTv LLC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or vTv LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, vTv LLC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)                Information Provided by the Underwriters. The Underwriters severally confirm and the Company and vTv LLC acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth [   •   ] under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

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7.                  Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and vTv LLC herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company and vTv LLC contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company, vTv LLC or any of their officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.                  Substitution of Underwriters.

(a)                Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate to more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)               Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)                Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)               No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

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9.                  Termination.

(a)                Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or vTv LLC shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective.

(b)               Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.              Default by the Company.

(a)                Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(g) and Section 6 hereof, any non-defaulting party.

(b)               No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11.              Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, to the attention of Equity Capital Markets and, separately, General Counsel, and c/o Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019, to the attention of [ ˜ ]; and (ii) if to the Company, shall be mailed or delivered to it at 4170 Mendenhall Oaks Pkwy, High Point, North Carolina 27265, to the attention of Stephen L. Holcombe, with a copy (which shall not constitute notice) to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attn: Lawrence G. Wee, Esq. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

33

12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.              Absence of Fiduciary Relationship. Each of the Company and vTv LLC acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and vTv LLC and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or vTv LLC on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and vTv LLC and that the Representatives have no obligation to disclose such interest and transactions to the Company or vTv LLC by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company and vTv LLC; (e) the Company and vTv LLC waive to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agree that the Representatives shall have no liability (whether direct or indirect) to the Company and vTv LLC in respect of such a fiduciary duty claim on behalf of or in right of the Company or vTv LLC, including stockholders, employees or creditors of the Company or vTv LLC.

14.              Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, vTv LLC (in each case on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.              Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

34

16.              General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

35

Very truly yours,

vTv Therapeutics Inc.

By
[Title]

vTv Therapeutics LLC

By
[Title]

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

Piper Jaffray & Co.

By
Managing Director

Stifel, Nicolaus & Company, Incorporated

By
[Title]

Schedule I

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co
Stifel, Nicolaus & Company, Incorporated
Canaccord Genuity Inc.
Janney Montgomery Scott LLC

Total

(1)	The Underwriters may purchase up to an additional [ • ] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule II

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Jeffrey B. Kindler

Stephen L. Holcombe

Rudy C. Howard

Directors

Paul G. Savas

Steven M. Cohen

Paul M. Meister

Craig C. Parker

Noel J. Spiegel

Stockholders

Ronald O. Perelman

vTv Therapeutics Holdings LLC

Schedule III

Certain Permitted Free Writing Prospectuses

Schedule IV

Pricing Information

Schedule V

Written Testing-the-Waters Communications

EXHIBIT A

Form of Lock-Up Agreement

[   •   ], 2015

Piper Jaffray & Co.

Stifel, Nicolaus & Company, Incorporated

As representatives of the underwriters named

in Schedule I to the Underwriting Agreement

referred to below

c/o	Piper Jaffray & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

c/o	Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, NY 10019

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to execute an Underwriting Agreement (the “Underwriting Agreement”) with vTv Therapeutics Inc., a Delaware corporation (the “Company”) and vTv Therapeutics LLC, a Delaware limited liability company (“vTv LLC”), providing for a public offering (the “Offering”) of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company, the undersigned hereby agrees that without, in each case, the prior written consent of each of Piper Jaffray & Co. (“Piper Jaffray”) and Stifel, Nicolaus & Company, Incorporated (“Stifel” and, together with Piper Jaffray, the “Representatives”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and units of membership interest in vTv LLC (the “LLC Units” and together with the Common Stock, the “Securities”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Securities (including without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, LLC Units or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities; or (4) publicly disclose the intention to do any of the foregoing. Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.

A-1

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 180 days after the date of the final prospectus used to sell Class A Common Stock in the Offering pursuant to the Underwriting Agreement, to which you are or expect to become parties.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any Class A Common Stock that the undersigned may purchase from the underwriters in the offering.

A-2

Notwithstanding the foregoing, the undersigned may (i) transfer the Undersigned’s Securities as a bona fide gift or gifts, (ii) transfer the Undersigned’s Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) make distributions or transfers of the Undersigned’s Securities to limited or general partners, members, stockholders or to direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned[, including funds or other entities under common control or management with the undersigned or founders of the Predecessors (as defined in the Registration Statement)][1], (iv) if the undersigned is a trust, transfer the Undersigned’s Securities to the beneficiary of such trust, (v) transfer the Undersigned’s Securities by testate succession or intestate succession, (vi) convert or exchange the Undersigned’s Class B Common Stock and LLC Units outstanding as of the date of the Underwriting Agreement for Class A Common Stock, (vii) bona fide pledges of the Undersigned’s Securities by the undersigned pursuant to customary financing transactions entered into in the ordinary course of business, (viii) transfer the Undersigned’s Securities pursuant to the Underwriting Agreement, (ix) transfer the Undersigned’s Securities in the case of the transfer or redemption of LLC Units pursuant to the Reorganization Transactions or (x) transfer the Undersigned’s Securities to the Company for the primary purposes of satisfying any tax withholding obligation with respect to the Undersigned’s Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) pursuant to an existing employee equity or benefit plan of the Company described in the Registration Statement; provided that, in each case, (a) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise (including, but not limited to, any filing on Form 4 under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than, [(A) any such filings made on Form 4 solely in connection with transfers described in clause (iii), or (B)][2] with respect to transfers described in clause (x), such filings made on Form 4 under transaction code “F” that the disposition of Securities was made back to the Company in connection with the cashless exercise of options) and (b) the undersigned does not otherwise voluntarily effect any public announcement or filing regarding such transfers, in each case during the Lock-Up Period; provided further, that (I) in the case of a transfer or distribution pursuant to clauses (i) through (v), each transferee or distributee (if not already party to a lock-up agreement similar to this Agreement) shall agree in writing with the Underwriters to be bound by the terms of this Agreement, (II) in the case of any pledge of the Undersigned’s Securities pursuant to clause (vii), the pledgee shall, if such pledge is in existence, agree in writing with the Underwriters to be bound by the terms of this Agreement upon receipt of such of the Undersigned’s Securities, and if such pledge occurs in the future, shall agree in writing with the Underwriters to be bound by the terms of this Agreement at the time such pledge is granted, and (III) in the case of a transfer or distribution pursuant to clauses (i) through (vi), such transfer or distribution shall not involve a disposition for value. For the avoidance of doubt, this Agreement shall not apply to any sale or other transfer by the undersigned of shares of Common Stock, acquired by the undersigned in open market purchases following the consummation of the Offering so long as (i) such sales or transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public announcement or filing regarding such sales or transfers, in each case during the Lock-Up Period.

In addition, the foregoing restrictions shall not apply to (i) transfers, sales, tenders or other dispositions pursuant to a bona fide third party tender offer for securities of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company that is approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction); provided, that all of the Undersigned’s Securities subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Agreement shall remain subject to the restrictions herein, (ii) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

[1]	NB: Only in MacAndrews lock-up agreement.

[2]	NB: Only in MacAndrews lock-up agreement.

A-3

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement and this Agreement shall be terminated automatically and without further action on the part of any of the parties hereto if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class A Common Stock to be sold thereunder, (iii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the Offering or (iv) the Offering is not completed by December 31, 2015.

For avoidance of doubt, this Agreement does not prohibit or restrict any of the Reorganization Transactions.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement. This Agreement may only be modified, supplemented or terminated (other than in accordance with its terms) in a writing executed by the undersigned and the Representatives.

A-4

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

A-5

EXHIBIT B

Form of Company Press Release for Waivers or Releases
of Officer/Director Lock-Up Agreements

vTv Therapeutics Inc.

[   •   ], 2015

vTv Therapeutics Inc. (the “Company”) announced today that Piper Jaffray and Stifel, as the representatives of the underwriters, are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of **[# of common shares] held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with the representatives in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on **[date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1